UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2009

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-11635 (Commission File Number)	59-2058100 (I.R.S. Employer Identification No.)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 215-619-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 2, 2009, Jeffrey F. O'Donnell, the President and Chief Executive Officer of PhotoMedex, Inc., a Delaware corporation (the "Company"), and a member of the Company's Board of Directors (the "Board"), upon mutual agreement with the Board, resigned from his position as the Company's President and Chief Executive Officer and as a member of the Board, effective immediately.

(c) Also on July 2, 2009, the Board appointed Dennis M. McGrath as the Company's President and Chief Executive Officer and as a member of the Board, effective immediately. Mr. McGrath, age 52, has served as the Company's Chief Financial Officer and Vice President - Finance and Administration since January 2000 and will continue to serve in such capacity on an interim basis until his replacement is appointed by the Board. Mr. McGrath graduated with a B.S. in accounting from LaSalle University in 1979. Mr. McGrath holds licenses from the Commonwealth of Pennsylvania and the State of New Jersey as a certified public accountant.

(d) The disclosure in paragraph (c) of Item 5.02 of this Current Report on Form 8-K with respect to Mr. McGrath's appointment as a member of the Board is hereby incorporated by reference into this paragraph (d) of Item 5.02.

Item 7.01. Regulation FD Disclosure.

On July 6, 2009, the Company issued a press release announcing the matters disclosed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release by the Company, dated July 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.
Date: July 6, 2009	By: /s/ Dennis M. McGrath
Dennis M. McGrath President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release by the Company, dated July 6, 2009.